                                  EXHIBIT 10.1


                                THIRD AMENDMENT
             TO AGREEMENT FOR THE PURCHASE AND SALE OF REAL ESTATE

         THIS THIRD AMENDMENT TO AGREEMENT FOR THE PURCHASE AND SALE OF REAL ESTATE ("Agreement") is entered into this 10th day of September, 1996 by and between CAROLINA INVESTMENT PARTNERS, a North Carolina limited partnership and ADA CORPORATION OF NORTH CAROLINA, a North Carolina corporation (collectively "Seller") and CHURCHILL & BANKS, LTD., a Rhode Island corporation, its permitted nominee or permitted assignee ("Buyer").

                              W I T N E S S E T H:

         THAT WHEREAS, Seller and Buyer are parties to that certain Agreement for the Purchase and Sale of Real Estate dated April 20, 1995, as amended August 9, 1995, and as further amended April 19, 1996 (collectively the "Contract") for the purchase of approximately 17.1745 acres of real property (the "Property"), which Property is shown on that certain plat of survey (the "Plat"), a reduced copy of the Plat being attached hereto as EXHIBIT A and incorporated herein by reference; and

         WHEREAS, Buyer has requested certain further modifications to the Contract, and Seller has agreed to such further modifications in accordance with the terms hereof.

         NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Buyer and Seller agree as follows:

         1. Conveyance of Main Site:

         A. Initial Closing : Notwithstanding anything to the contrary contained in the Contract, not later than September 16, 1996 (the "Initial Closing"), Seller and Buyer shall proceed to the closing of that portion of the Property denoted on the Plat as the "MAIN SITE," (the "Main Site"), which Main Site is approximately 10.9611 acres (to be verified by mutually acceptable survey). The purchase price for the Main Site shall be Two Million Four Hundred Thousand and No/100 Dollars ($2,400,000.00) and shall be paid in immediately available funds at the time of the Initial Closing.

         B. Reservation in Deed: The deed conveying the Main Site shall contain a reservation of access easements, utility easements, and parking easements, all in form and content reasonably satisfactory to Seller, entitling Seller easement





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         rights over and across the Main Site to the Outparcels (as defined below) for purposes of ingress and egress, utility installation and service, and parking.

         2.  Conveyance of Outparcels:

         A. Outparcels: In addition to the Main Site, the Property consists of four (4) outparcels, listed on the Plat as "OUT PARCEL 1," "OUT PARCEL 2," "OUT PARCEL 3," and "OUT PARCEL 4" (individually an "Outparcel" and collectively the "Outparcels).

         B. Outparcel Closings: Notwithstanding anything to the contrary contained in the Contract, the closing on each Outparcel ("Outparcel Closing") shall occur not later than six (6) months from the date of this Agreement. Buyer may purchase one or more Outparcel at any Outparcel Closing. Notwithstanding the foregoing, Buyer shall have the right to delay one or more Outparcel Closing for up to one (1) six (6) month period. In the event Buyer wishes to delay an Outparcel Closing(s) as described in the previous sentence, Buyer shall deliver written notice to Seller not later than five (5) days prior to the end of the six (6) month period from the date hereof.

         C. Outparcel Purchase Price: The purchase price on the Outparcels is One Million Five Hundred Twenty-Seven Thousand Seven Hundred Fifty and No/100 Dollars ($1,527,750), plus an amount equal to seven percent (7.00%) per annum interest on said amount measured from the date of the Initial Closing to the date of the applicable Outparcel Closing (the "Outparcel Purchase Price"). It is understood, however, that the purchase price for the Main Site and the Outparcel Purchase Price shall total not less than Five and 25/100 Dollars ($5.25) per square foot for the total acreage.

         D. Application of Proceeds to Outparcel Closings: Buyer has represented to Seller that Buyer is currently under contract for the purchase of all Outparcels with third-party buyers (the "Third Party Buyers"). Buyer agrees that as Buyer closes on its transactions with the Third Party Buyers for each Outparcel, Buyer shall apply one hundred percent (100%) of the sales proceeds on the given Outparcel to the outstanding balance on the cumulative Outparcel Purchase Price of the four (4) Outparcels. Upon receipt of such proceeds at the applicable Outparcel Closing, Seller shall convey the applicable Outparcel to Buyer. It is understood that the sales price of the Outparcels to Third Party Buyers may total more than the cumulative Outparcel Purchase Price, and once the total cumulative Outparcel Purchase Price has been paid, Seller shall deliver title to all remaining Outparcels to Buyer.


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         E. Collateral Assignment of Purchase Contract:  Buyer agrees that
         Buyer shall collaterally assign all of Buyer's rights, title and interest in and to any and all purchase contracts with Third Party Buyers, pursuant to the Collateral Assignment of Purchase Contract, substantially in the form attached hereto as EXHIBIT B. Prior to the commencement of any pre-closing construction activities on either the Main Site or any Outparcel, Buyer shall deliver to Seller the Collateral Assignment of Purchase Contract for each contract, including the consent of each Third Party Buyer. Such collateral assignments shall expire upon the purchase by Buyer of that particular Outparcel.


         3. Earnest Money: In further consideration of Seller's willingness to extend the closings on the Property, Buyer shall delivery, not later than five (5) days from the full execution of this Agreement, Twenty-Five Thousand and No/100 Dollars ($25,000.00) as a non-refundable additional earnest money deposit (the "Extension Deposit"). Any other earnest money deposit(s) previously delivered which by the terms of the Contract is/are to apply to the purchase price of the Property, shall be credited to the purchase of the Main Site. The Extension Deposit shall be credited to the Outparcel Purchase Price at the final Outparcel Closing. In the event that Buyer fails to proceed to the Initial Closing or all Outparcel Closings for any reason other than Seller's default under the Contract, the Extension Deposit, as well as any other earnest money deposit previously delivered under the Contract shall be forfeited by Buyer and retained by Seller, as Seller's sole and exclusive remedy (except for remedies concerning construction activities, as discussed elsewhere herein, which would survive any forfeiture of any earnest money).

         4.  Buyer's Right to Commence Construction on the Outparcels:
Buyer has requested that Buyer be permitted to begin preliminary site grading and preparation construction activities at the Outparcels prior to the Outparcel Closings. Seller hereby agrees that Buyer shall be permitted to begin site construction activities at one or more Outparcels following the Initial Closing but prior to the Outparcel Closing on that particular Outparcel, on the following conditions:

                 (a) Buyer hereby agrees to indemnify, defend and hold harmless Seller from any loss, damage or claim resulting directly or indirectly from Buyer's construction activity on the Outparcels; and

                 (b)      Buyer agrees that Buyer shall provide Seller with





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                 copies of all construction contracts for authorized work
                 ("Construction Documents") for construction on any Outparcel, and Seller shall have the right to approve any such Construction Documents within five (5) business days after receipt thereof (which approval shall not be unreasonably withheld); and

                 (c) Buyer agrees that to the full extent legally permissible, Buyer shall collaterally assign all of Buyer's rights, title and interest in and to any and all Construction Documents, pursuant to the Collateral Assignment of Construction Documents, substantially in the form attached hereto as EXHIBIT C, and that prior to the commencement of any construction on any Outparcel, the applicable contractor shall execute a consent to said assignment, in form and content reasonably satisfactory to Seller (such collateral assignments shall expire upon the purchase by Buyer of that particular Outparcel); and

                 (d) Prior to the commencement of any construction on any Outparcel, Buyer shall deliver to Seller lien waivers, in form and content reasonably satisfactory to Seller, from any contractor who is to do work on the Outparcel; and

                 (e) Buyer shall deliver to Seller copies of all purchase contracts entered into with respect to any Outparcel.

         The representations and agreements of Buyer listed above, including without limitation the indemnification obligation, shall survive the Initial Closing and the Outparcel Closings.

         5. Buyer's Right to Commence Construction on the Main Site: Buyer has requested that Buyer be permitted to begin preliminary construction activities at the Main Tract prior to the Initial Closing. Seller hereby agrees that Buyer shall be permitted to begin site construction activities at the Main Site prior to the Initial Closing on the following conditions:

                 (a) Buyer hereby agrees to indemnify, defend and hold harmless Seller from any loss, damage or claim resulting directly or indirectly from Buyer's construction activity on the Main Site; and

                 (b) Buyer agrees that Buyer shall provide Seller with copies of all Construction Documents relative to the Main Site, and Seller shall have the right to approve any such Construction Documents within thirty (30) days





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                 after receipt thereof (which approval shall not be
                 unreasonably withheld); and

                 (c) Buyer agrees that Buyer shall collaterally assign all of Buyer's rights, title and interest in and to any and all Construction Documents, pursuant to the Collateral Assignment of Documents, substantially in the form attached hereto as EXHIBIT C, and that prior to the commencement of any construction on the Main Site, the applicable contractor shall execute a consent to said assignment, in form and content reasonably satisfactory to Seller; and

                 (d) Prior to the commencement of any construction on the Main Site, Buyer shall deliver to Seller lien waivers, in form and content reasonably satisfactory to Seller, from any contractor who is to do work on the Main Site; and

                 (e) Prior to the commencement of any construction on the Main Site, Buyer shall deliver a copy of a fully executed loan commitment letter, in form and content reasonably satisfactory to Seller, evidencing a commitment by a bank or other lending institution to finance Buyer's purchase of the Property.

         The representations and agreements of Buyer listed above, including without limitation the indemnification obligation, shall survive the Initial Closing and the Outparcel Closings.

         6. Attorney's Fees of Seller : Buyer agrees that Buyer shall pay the reasonable attorneys' fees of Seller, actually incurred, for (i) the discussions and negotiations of this Agreement; and (ii) the preparation and completion of each Outparcel Closing.

         7. Full Force and Effect: Except as specifically modified in this Agreement, the Contract remains unchanged and in full force and effect.

         8. Successors and Assigns : This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Buyer and Seller.


                REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK
                       SIGNATURE PAGE ATTACHED HERETO AND
                        INCORPORATED HEREIN BY REFERENCE





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         IN WITNESS WHEREOF, the undersigned have entered into the foregoing
Agreement under seal the day and year first above written.


                                  SELLER:

                                  CAROLINA INVESTMENT PARTNERS,
                                  a North Carolina limited partnership (SEAL)

                                  By:      /s/
             (SEAL)                        ---------------------------------

                                           ---------------, General Partner


                                  ADA CORPORATION OF NORTH CAROLINA,
                                  a North Carolina corporation

                                  By:      /s/ ------------------------------
                                               -----------, ------- President

         ATTEST:
         /s/
         --------------
         ---- Secretary

         [CORPORATE SEAL]




                                  BUYER:

                                  CHURCHILL & BANKS, LTD,
                                  a Rhode Island corporation

                                  By:      /s/ ---------------------------
                                               -----------, ----- President

         ATTEST:
         /s/
         ---------------
         ---- Secretary

         [CORPORATE SEAL]





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                                   EXHIBIT A


                      Plat of survey of subject property.





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


                                   EXHIBIT B


                     COLLATERAL ASSIGNMENT OF RIGHTS UNDER
                         PURCHASE AGREEMENT AND CONSENT

         THIS COLLATERAL ASSIGNMENT OF RIGHTS UNDER PURCHASE AGREEMENT AND CONSENT (the "Assignment") is made and delivered this ___ day of September, 1996, by CHURCHILL & BANKS, LTD., a Rhode Island corporation (hereinafter referred to as "Buyer"), for the benefit of CAROLINA INVESTMENT PARTNERS and ADA CORPORATION OF NORTH CAROLINA (collectively "Seller").

                              W I T N E S S E T H:

         THAT WHEREAS, Buyer and Seller have entered into an Agreement for the Purchase and Sale of Real Estate dated April 20, 1995, as amended August 9, 1995, as further amended April 19, 1996, and as further amended __________________________________________ (together with all amendments, the
"Contract"), for certain real property more particularly described in the Contract (the "Property"); and

         WHEREAS, Buyer has entered into a contract ("Third Party Purchase Agreement"), a complete and correct copy of which is attached hereto as EXHIBIT A and incorporated herein by reference, with _______________________________ ("Third Party Buyer"), whereby Buyer agreed to sell to Third Party Buyer an outparcel at the Property following Buyer's purchase of said outparcel from Seller; and

         WHEREAS, pursuant to the Contract, Seller has required, as a condition to the making of the most recent modification of the Contract, that Buyer (a) assign to the Seller all of Buyer's right, title and interest in, to and under the Third Party Purchase Agreement, and (b) execute and deliver this Assignment in favor of Seller.

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Buyer hereby agrees with Seller as follows:

         1. Pledge. To further secure Buyer's obligation and performance under the Contract, Buyer hereby transfers and assigns unto Seller all right, title and interest of Buyer in, to and under the Third Party Purchase Agreement, provided, however, Seller shall not be entitled to enforce the rights thereunder until the occurrence of a default under the Contract.





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         2.      Enforcement by Seller.

         (a) Buyer does hereby authorize and empower Seller, effective upon the occurrence of a default under the Contract, to enforce the rights of Buyer under the Third Party Purchase Agreement. Prior to the occurrence of a default under the Contract, Buyer shall retain possession of the rights under the Third Party Purchase Agreement, shall be entitled to exercise all rights thereunder, and shall use prudent business judgment in enforcing its rights under the Third Party Purchase Agreement.

         (b) It is expressly understood that Seller has the right, but not the obligation, to enforce the terms of the Third Party Purchase Agreement upon a default by Buyer under the Contract, however, nothing contained herein shall be construed to imply any duty whatsoever on the part of Seller to enforce the provisions of the Third Party Purchase Agreement or undertake any obligation of Buyer under the Third Party Purchase Agreement. Any such undertaking shall be at the Seller's sole and absolute discretion following a default by Buyer under the Contract.

         3. Buyer's Warranties. Buyer hereby represents, covenants and warrants that: (a) Buyer will fully and faithfully perform all of the terms, covenants and conditions of the Third Party Purchase Agreement, it being expressly understood and agreed by Buyer and Seller that Seller undertakes none of Buyer's liabilities or duties thereunder;

         (b) Buyer will not terminate, cancel, rescind, modify or amend, or change in any material way the Third Party Purchase Agreement without the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed);

         (c) other than the security interest created by this Assignment, Buyer's rights under the Third Party Purchase Agreement are free and clear of any and all security interests and encumbrances; and

         (d) Buyer shall not further encumber the interest in the Third Party Purchase Agreement without Seller's prior written consent (which consent shall not be unreasonably withheld or delayed).


         4. Term. The term of this Assignment shall be until the closing of the portion of the Property subject to the Third Party Purchase Agreement.


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         5.      Applicable Law.  This Assignment shall be governed by an
interpreted in accordance with the laws of the State of North Carolina.

         6. Miscellaneous Provisions. Seller shall not be liable to Buyer for any failure by Seller to enforce the Third Party Purchase Agreement or the provisions thereof in whole or in part. Seller shall not be deemed to waive any of its rights hereunder unless such waiver is in writing and is signed by Seller. No delay or omission by Seller in exercising any of its rights hereunder shall operate as a waiver of any right or remedy on any future occasion. Neither the existence of this Assignment nor the exercise of Seller's privilege to enforce the Third Party Purchase Agreement upon a default by Buyer under the Contract shall be construed as a waiver by the Seller of its right to enforce other remedies under the Contract or to retain any earnest money to which it may be entitled following a default under the Contract. As used herein, "Buyer" shall include the successors, assigns and legal representatives of Buyer. As used herein, "Seller" shall include transferees, successors and assigns of Seller and all rights of the Seller hereunder shall inure to the benefit of its legal representatives, successors and assigns. All notices hereunder shall be given in accordance with the terms of the Contract.


         IN WITNESS WHEREOF, Buyer executed the foregoing instrument under seal the day and year first above written.


                          CHURCHILL & BANKS, LTD.,
                          a Rhode Island corporation

                          By:     ------------------------------------------
                                  -----------------, Vice President

         ATTEST:
         ----------------------
         ---- Secretary

         [CORPORATE SEAL]





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                                    CONSENT


         The undersigned, _______________________________, purchaser under the that certain Third Party Purchase Agreement referenced in the foregoing Assignment and attached to the foregoing Assignment as EXHIBIT A, hereby:

         (a) acknowledges receipt of a copy of the foregoing Assignment and hereby fully consents to the execution and delivery of the Assignment in accordance with its terms and conditions; and

         (b) acknowledges and agrees that the Third Party Purchase Agreement, and undersigned's obligations thereunder, remain in full force and effect, without release, diminution or impairment, notwithstanding the execution and delivery of the foregoing Assignment.

         IN WITNESS WHEREOF, the undersigned has executed this Consent under seal as of this ____ day of _______________________________, 1996.


                 ___________________________________________________,
                 a     _________________________________________________
 (SEAL)

                 By:      ____________________________________________
 (SEAL)
                 Title:   ____________________________________________


[if a corporation]

ATTEST:
------------------
---- Secretary

[CORPORATE SEAL]





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





                                   EXHIBIT C

                COLLATERAL ASSIGNMENT OF CONSTRUCTION DOCUMENTS

         THIS COLLATERAL ASSIGNMENT (the "Assignment") is made as of the _____ day of September, 1996 by CHURCHILL & BANKS, LTD., a Rhode Island corporation, its permitted nominee or permitted assignee (the "Buyer"), for the benefit of CAROLINA INVESTMENT PARTNERS, a North Carolina limited partnership and ADA CORPORATION OF NORTH CAROLINA, a North Carolina corporation (collectively "Seller").

                              W I T N E S S E T H

         THAT WHEREAS, Buyer and Seller have entered into an Agreement for the Purchase and Sale of Real Estate dated April 20, 1995, as amended August 9, 1995, as further amended April 19, 1996, and as further amended of even date herewith (together with all amendments, the "Contract"), for certain real property more particularly described in the Contract (the "Property"); and

         WHEREAS, the most recent amendment to the Contract permits Buyer to begin certain preliminary site preparation and grading improvements to the Property prior to purchasing that portion of the Property; and

         WHEREAS, Seller has required as a condition of permitting Buyer to begin construction at the Property prior to closing that Buyer collaterally assign to it all now entered or hereafter entered contracts, plans or documents which concern such preliminary site preparation and grading, including but not limited to any amendments, revisions or modifications thereto (all of the assigned documents are referred to collectively as the "Construction Documents").

         NOW, THEREFORE, in consideration of the premises and covenants herein, Buyer to the full extent legally permissible hereby sells, transfers, assigns and sets over unto Seller, its successors and assigns all of the right, title and interest of Buyer in and to the Construction Documents.

         This Assignment is made as additional security for the performance by Buyer of all of its obligations under the Contract (all of the foregoing are hereafter referred to as the "Secured Obligations").

         Incident to this Assignment, Buyer covenants and agrees with Seller that Buyer will (a) fulfill, perform and observe each and every condition and covenant of Buyer contained in the Construction





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




Documents; (b) give immediate notice to Seller of any default by the general contractor under the applicable Construction Document (the "General Contractor") under the Construction Documents; (c) enforce the performance and observance of each and every covenant and condition to be performed or observed by the General Contractor and others providing materials or services to or for the benefit of Buyer under the Construction Documents; and (d) arrange for each contractor under any Construction Document, whether now entered or hereafter entered, to execute a consent to this Assignment, in form and content reasonably satisfactory to Seller.

         Buyer further covenants and agrees with Seller that Buyer will not, without the prior written consent of the Seller, which will not be unreasonably withheld, either, (a) modify or amend the terms of any Construction Document or
(b) waive or release the performance of any obligations to be performed by the General Contractor under the terms of the Construction Documents or (c) enter into any new Construction Documents relating to any portion of the Property not yet purchased by Buyer.

         Unless and until Buyer shall default in the performance or observance of any of the Secured Obligations (including without limitation the failure of Buyer to timely proceed to the Initial Closing or Outparcel Closings as defined in the Contract), Buyer shall be entitled to enjoy and enforce all of its rights under the Construction Documents. This Assignment shall terminate upon the closing of the portion of the Property to which the Assignment relates.

         If Buyer shall default in the performance or observance of any of the Secured Obligations, Seller shall be entitled, at its option, to enjoy and enforce all of the rights of Buyer under the Construction Contract which arise from and after the date of the Seller's notice to the General Contractor. Unless and until Seller gives notice to the General Contractor, Seller shall not be obligated to perform any of the obligations of Buyer under the Construction Documents.





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




         IN WITNESS WHEREOF, Buyer has caused this Assignment to be duly executed as of the date first above written.

                          BUYER:

                          CHURCHILL & BANKS, LTD.,
                          a Rhode Island corporation

                          By:
                             --------------------------------------------
                             ----------------, Vice President

ATTEST:
-------------------
---- Secretary

[AFFIX CORPORATE SEAL]





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